Exhibit 99.3

                                     PROXY
                           THE SAMUEL GOLDWYN COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS,
                                  JULY 2, 1996

   The undersigned hereby appoints Samuel Goldwyn, Jr. and Meyer Gottlieb, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the special meeting (the "Special Meeting") of Stockholders of The Samuel Goldwyn Company ("Goldwyn"), to be held on July 2, 1996, commencing at 9:00 a.m., local time, in the Concourse Level, 1285 Avenue of the Americas, New York, New York 10019, and any and all adjournments thereof, all of the shares of common stock, $.20 par value, of Goldwyn according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Proxy Statement/Prospectus of Goldwyn and Metromedia International Group, Inc. ("MIG"), dated June 3, 1996.

   1. To approve the Agreement and Plan of Merger, dated as of January 31, 1996, as amended, by and among MIG, Goldwyn and SGC Merger Corp., a wholly-owned subsidiary of MIG ("SGC Mergerco") pursuant to which SGC Mergerco will merge with and into Goldwyn.
                 FOR / /            AGAINST / /            ABSTAIN / /

   2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 LISTED ABOVE.
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   PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THIS PROXY CARD. WHEN SHARES ARE
HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

DATED: JUNE 3, 1996
                                                      PLEASE MARK, DATE, SIGN,
                                                      AND RETURN THIS PROXY CARD
                                                      PROMPTLY USING THE
                                                      ENCLOSED ENVELOPE.
                                                      __________________________
                                                      Signature
                                                      __________________________
                                                      Signature if held jointly